                  FINANCIAL AND STRATEGIC CONSULTING AGREEMENT

This Agreement is entered into and is effective as of this 15th day of April,
2000, by and between CareerTek.org, Inc. a Wyoming corporation, having its principal place of business at 140 Attwell Drive, Suite 640 Toronto, Ontario,
Canada M9W 5Z5 (the "Company"), and First Global Capital Corp., a Florida
corporation having its principal place of business at 52 West Oakland Park
Boulevard, Suite 235, Wilton Manners, Florida 33311 (the "Consultant").

   WHEREAS, the Company desires to retain Consultant to provide services which are related to creating and implementing the Company's strategic and business plan, including raising funds in an Initial Public Offering, in a cost-effective manner; and

   WHEREAS, Consultant, through its key personnel has considerable experience in financial and strategic consulting with development stage companies.

   NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereto do covenant and agree, as follows:

        1. Retention.

The Company hereby retains Consultant to render certain financial and strategic advisory services (the "Services"), to consult with the Chairman of the Board of
Directors, the Board of Directors and key executive personnel, from time to time, as requested by the Company. The Services shall include, but not be limited to consulting in the areas of financial planning, strategic planning and the creation and implementation of a plan to raise funds by an Initial Public
Offering. Consultant agrees to use its best efforts to supply the Services in a professional, diligent and timely manner.

   1. Term. The Term of this Agreement shall be twelve (12) months from the date hereof. In the event of premature termination, all fees paid or accrued will be deemed earned. The cash portion of the compensation referred to in paragraph 2, below, will all become immediately due and payable upon receipt by the Company of the funds from the private placement.

        2. Compensation.

a. The Company shall pay the Consultant for the Services that have already been provided and the Services to be provided by the Consultant. The entire fee will be due upon execution of this Agreement and payable upon receipt by the Company of the proceeds from the private placement referred to herein.

b. The Consultant agrees to purchase, or cause to be purchased by "accredited investors," as that term is defined by Regulation D of the Securities Act of
1933, as amended, at least 1,000,000 shares of Common Stock in the Company at the price of $0.10 per share, said funds to be used primarily for the payment of this consulting fee, and any other general corporate purposes, subject to the reasonable approval of the Consultant. All such purchases shall be done in accordance with the various state securities laws covering limited offering exemptions. The acquirers of these shares agree to be bound by all of the terms and conditions relating to transferability of shares contained in this
Agreement. See paragraph 6.1 for regarding placement of any of these common shares.

c. In addition to the cash compensation referred to immediately above, the
Consultant shall receive 1,000,000 shares of non-voting preferred shares. Upon completion of the IPO, these shares will be converted into common shares, one common share for each share of non-voting preferred. The Company also agrees to register these common shares at the filing of the first registration statement filed after the commencement of trading of the common shares. In the event that the IPO is not completed within twelve months from the date of this Agreement, the non-voting preferred shares are voidable at the option of the Company. In the event that the Company withdraws from this Agreement, these shares are convertible into common shares and the registration requirements remain. The common shares will also be deemed to be tradable under Rule 144, in the event that a registration statement is not filed within a reasonable period of time.
In the event that the Company does not earn sufficient profits to cause the special convertible shares issued to various insiders to be converted into common shares by the end of the third year after the effective date of the IPO, each of the 1,000,000 non voting preferred shares referred to herein shall have
20 votes. It is expressly understood and agreed that this multiple voting position will permit the Consultant to gain effective control of the Company and take whatever steps the Consultant deems advisable for the best long term interests of the Company and its public shareholders.

d. The Consultant agrees that it is its responsibility to pay all costs of the offering, except for reimbursement of out of pocket expenses by the securities counsel, which shall be paid by the Company directly to counsel, and all audit fees which shall be paid directly by the Company to the independent auditor.

e. The Consultant also agrees to stand ready to purchase enough Units at the end of ninety days from the effective date of the public offering date for the Units of the Company so that the minimum Units will be sold.

3. Assignability of Shares. Consultant represents and warrants to the Company that it is not acquiring the Shares nor are the "accredited investors" acquiring these shares with a view to, or for resale in connection with, any distribution in violation of the Securities Act of 1933, as amended. The Shares currently will not be registered under the Securities Act or any state securities law and shall not be transferred, sold, assigned or hypothecated in violation thereof.
If permitted by law, any such transfer, sale, assignment or hypothecation shall be effected by Consultant only by surrendering the Shares for assignment at the office of the Company, accompanied by an opinion of counsel satisfactory to the
Company, and its counsel, stating that such transfer does not violate the
Securities Act or any applicable state securities law.

   4. Registration Rights. The shares to be issued pursuant to subsection 2 of this Agreement shall contain unlimited piggyback registration rights.
Consultant's piggyback registration rights shall commence one (1) year from the date hereof and shall terminate three (3) years after the Company shall register any of its shares of common stock for sale pursuant to the Securities Act of
1933, as amended (the ("Act"). The Company shall bear the costs of such registrations. In the event of the sale of the shares contemplated hereunder,
Consultant shall pay any and all underwriting commissions and non-accountable expenses of any underwriter selected by Consultant to sell the common stock (the
"Registrable Securities"), together with the expenses of any legal counsel selected by Consultant to represent Consultant in connection with the sale of the Registrable Securities. The Company agrees to use its prompt best efforts to cause the filing required herein to become effective and to qualify or register the Registrable Securities in such states as are reasonably requested by the
Consultant. As to Consultant's piggyback registration rights, the Company agrees to qualify or register the Registrable Securities in such additional states as are reasonably requested by Consultant and the Company shall bear all costs and expenses, including reasonable counsel fees and expenses, of the qualification of registration of the Registrable Securities in such additional states as are reasonably requested by the Consultant. In no event shall the Company be required to register the Registrable Securities in more than five (5) states or in a state in which such registration would cause (i) the Company to be obligated to do business in such state, or (ii) the principal stockholders of the Company to be obligated to escrow any of their securities. In the event that
Consultant shall request that the Company register the Registrable Securities in more than 5 states, the Company agrees to cooperate with such request, but at the sole cost of the Consultant, unless as part of a subsequent registration, the Company determines that registration in states beyond the five, is in its own best interests.

Notwithstanding the provisions contained in this paragraph 4, the holders of the shares acquired pursuant to paragraph 2, will be permitted to avail themselves of the Rule 144, with regard to disposal of the shares.

   5. Supervision. The Company has retained Consultant because of their expertise in the financial and operations guidance of development stage companies and related strategic planning. Therefore, Consultant will have the absolute right during the term of this Agreement to approve a material change in the concept of the Company business. In the event that there is a disagreement between Company officers and directors and Consultant, a special shareholder's meeting will be held and the votes tabulated, excluding Consultant, officers and directors, with the majority of those voting able to determine the future course of the Company.

        6. Miscellaneous.

   6.1 The Parties specifically acknowledge that:

a) Consultant has advised the Company that is not a duly licensed securities broker/dealer or investment-banking firm; and,

b) Consultant is not required to sell any securities or provide any services that are exclusive to licensed securities broker/dealers or investment bankers.

6.2 The Consultant understands that the Company officers and directors are very optimistic about the future prospects of the Company, which belief is shared by the Consultant. To that end the Company and Consultant have agreed that a series of convertible preferred shares will be created to be made available to officers, directors and key employees with the basic concept that the greater the earnings per share earned, the more common shares can be "earned back." This earn-back period will last no more than five years from the effective date of the IPO.

   7. Company Disclosure of Information. The Company hereby agrees to timely provide the Consultant with the documents and the information enumerated below.
The Consultant agrees that it shall keep all such information and the contents of such documents confidential and shall utilize such information solely for the purpose of performing the Services, and for no other purpose. The information and/or documents that Company shall provide are:

a) documents reasonably requested by Consultant to be prepared in the preparation of the filings with the SEC.

b) all of the Company's existing documents required for filing with the SEC or other regulatory bodies with current or future jurisdiction over the Company's activities;

c) copies of any meetings of the Company's shareholders, directors or committees of its board of directors;

c) the Company's current audited financial statement and any unaudited financial statements produced currently by the Company's accountants or auditors;

and

d) all public releases of information.

Anything to the contrary notwithstanding, in the event the Company shall make any materially false filing or representation to any regulatory authority of competent jurisdiction, or to the Consultant or to the public, the Consultant may terminate this Agreement, for cause upon three (3) days' written notice.

   8. Consultant's Non-Disclosure of Information/Non-Competition.

a. The Consultant acknowledges that in the course of its engagement it may become familiar with trade secrets and other confidential information
(collectively, "Confidential Information") concerning the Company and Consultant shall hold in a fiduciary capacity for the benefit of the Company all secret, confidential proprietary information, knowledge or data relating to the Company that shall have been obtained by the Consultant during its engagement by the
Company and that shall have not been or now or hereafter have become public knowledge (other than by acts by the Consultant or its representatives in violation of this Agreement). Consultant agrees that it shall not disclose to any third party any Confidential Information for any purpose other than the performance of its duties under this Agreement. During the Term and at all times thereafter, regardless of the reason for the termination of this Agreement,
Consultant shall not, without the prior written consent of the Company or as otherwise may be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by the Company.

b. Upon completion of the Term or earlier termination of this Agreement for any reason, Consultant will return to the Company any confidential materials or information which the Company may have supplied to the Consultant. Consultant may retain a copy of such materials or information for Consultant's own due diligence file. However, Consultant hereby agrees not to distribute or release such confidential materials or information without giving the Company at least five (5) days' written notice so that Company shall have the opportunity, at
Company's sole cost and expense, to move to prevent Consultant's distribution or release of the confidential material or information.

c. Subject to the limitations set forth herein, Consultant agrees that during the Term and for a period of one year thereafter it shall not directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in any business directly competing with the business of the Company as such business exists within any geographical area in which the Company conducts its business. In addition, Consultant shall not solicit, interfere with or conduct business with any vendors, customers or employees of the Company during the term of this Agreement or for a period of one year after the termination hereof. In the event the Company breaches any of its duties or obligations under this Agreement, the Company agrees that
Consultant shall not be bound by the provisions of this Agreement, except for the provisions concerning Confidential Information.

   9. Non-Circumvent Agreement. The Company agrees that all third parties introduced to it by the Consultant represent significant efforts and working relationships that are unique to, and part of, the work product of the
Consultant. Therefore, without the prior specific written consent of the
Consultant, the Company agrees to refrain from conducting direct or indirect business dealings of any kind, with any third party so introduced by the
Consultant, for a period of three years from the initial introduction made during the course of this Agreement. In the event of a violation of this provision the Consultant shall be entitled to obtain, on an ex parte application, appropriate injunctive relief from any court of competent jurisdiction, together with and including all remedies available at law. This provision shall survive the remaining obligations and performance due hereunder.

   10. Indemnification. The Company agrees to indemnify and hold harmless
Consultant and its directors, officers, and affiliates against any and all losses, claims, damages, obligations, penalties, judgment, awards, liabilities, costs, expenses, and disbursements (and all actions, suits, proceedings and investigations in respect thereof and any and all legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses, and disbursements, as and when incurred, of investigating, preparing or defending any such action, proceeding or investigation (wither or not in connection with litigation to which Consultant is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with information provided by the Company which contains a material misrepresentation or material omission in connection with the provision of services by Consultant under this
Agreement; provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursements, to the extent that it is found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Consultant. This indemnification shall survive the termination of this Agreement.

Each party entitled to indemnification under this agreement (the "Indemnified
Party"), shall give notice to the party required to provide indemnification (the
"Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnify may be sought, and shall permit the
Indemnifying party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified party to give notice as provided herein shall not relieve the Indemnified party of its obligations under this Section 8. Each
Indemnified party shall furnish such information regarding itself or the claim in question as an Indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and any litigation resulting therefrom.

   11. Arbitration. Any dispute, controversy or claim between the Company and the Consultant arising out of or related to this Agreement shall be conducted solely in a proceeding held in accordance with the rules of the American
Arbitration Association then in effect. This Agreement, or beach thereof, shall be settled by arbitration, and any award shall be binding and conclusive for all purposes thereof, may include injunctive relief (but only as ordered by a Court of competent jurisdiction), as well as orders for specific performance and may be entered as a final judgment in any court of competent jurisdiction. No arbitration arising out of or relating the this Agreement shall include, by consolidation or joinder or in any other manner, parties other than the Company and the Consultant and other persons substantially involved in common question of fact or law whose presence is required if complete relief is to be afforded in arbitration. The cost and expenses of such arbitration shall be borne in accordance with the determination of the arbitrator and may include reasonable attorney's fees, provided, however, that if either party shall commence any action or proceeding against the other in order to enforce the provisions hereof, or to recover damages resulting from the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys' fees. Each party hereby further agrees that service of process may be made upon it by registered or certified mail, express delivery or personal service at the address provided for herein.

   12. Remedies. In the event of the actual or threatened breach of the provisions of this Agreement by a party, the other party shall have the right to obtain injunctive relief and/or specific performance and to seek any other remedy available to it.

   13. Law, venue, jurisdiction. This Agreement and all matters and issued collateral thereto shall be governed by the laws and the courts of the State of
Florida without regard to the principles of conflicts of laws.

   14. Severability. If any provisions of this Agreement becomes or is found to be illegal or unenforceable for any reason, such clause or provision must first be modified to the extent necessary to make this Agreement legal and enforceable and then if necessary, second, severed from the remainder of the Agreement to allow the remainder of the Agreement to remain in full force and effect.

   15. Counterparts. This Agreement may be executed in several counterparts, and all of such counterparts taken together shall be deemed to be one Agreement.

   16. Attorneys' Fees. If either party shall commence any action or proceeding against the other in order to enforce the provisions hereof, or to recover damages resulting from the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys' fees.

   17. Waiver of Breach. The waiver by any party of a breach of any provision of this Agreement shall not operate be construed as a waiver of any subsequent breach by any party.

   18. Notices. Each notice, demand, request, approval or communication
("Notice") which is or may be required to be given by any party to any other party in connection with this Agreement and the transactions contemplated hereby, shall be in writing, and given by personal delivery, certified mail, return receipt requested, prepaid, or by overnight express mail delivery and properly addressed to the party to be served at such address as set forth above.
Notices shall be effective on the date delivered by overnight express mail or three days after the date mailed by certified mail.

   19. Entire Agreement. This Agreement contains the entire agreement between
Consultant and Company, and correctly sets forth the rights and duties of each of the parties to each other concerning such matter as of this date. Any agreement or representation concerning the subject matter of this Agreement or the duties of Consultant in relation to Company not set forth in this Agreement is null and void.

   20. Binding Effect. The rights created by this Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon the parties, their heirs, successors, assigns and personal representatives.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first hereinabove written.

                                                    CareerTek.org, INC.

                                                By:  /s/ Peter Donnelly, Ph.D.
                                                    ----------------------

                                                First Global Capital Corp.

                                                By: /s/ Gordon Badger
                                                    --------------------
                                                       Gordon Badger